UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2013
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 9, 2013, the board of directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company”) amended and restated the bylaws of the Company (the “Second Amended and Restated Bylaws” or “Bylaws”) in order to provide for, among other things, the following: (i) to allow the Board to determine that a stockholder meeting may be held by means of remote communication; (ii) to allow notice to be given to stockholders by electronic transmissions (by fax, e-mail, posting to an electronic network, or any other form of electronic transmission) if consented to by the stockholder to whom notice is being given; and (iii) to allow waiver of notice to be given by stockholders by electronic transmissions by the person entitled to notice.
The foregoing description of the Second Amended and Restated Bylaws is qualified in its entirety by the text of the Second Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference in their entirety into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Ligand Pharmaceuticals Incorporated

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.
LIGAND PHARMACEUTICALS INCORPORATED

Date: April 12, 2013	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Ligand Pharmaceuticals Incorporated

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